UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Inland Retail Real Estate Trust, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SEC 1913 (02-02)

The following summary of the proposed Inland Retail Real Estate Trust, Inc. 2005 Equity Award Plan and the Inland Retail Real Estate Trust, Inc. 2005 Employee Stock Purchase Plan is being provided in connection with the 2005 Annual Meeting of Stockholders (the “Annual Meeting”) of Inland Retail Real Estate Trust, Inc. (the “Company”) to be held on August 23, 2005.  Each summary is not complete and the reader is urged to review each plan in its entirety, each of which is included in the proxy statement.

In connection with the Annual Meeting, the Company has filed a definitive proxy statement and other materials with the Securities and Exchange Commission.  Certain of the Company’s officers and directors may be deemed to be participants in the solicitation of proxies with respect to the matters to be considered at the Annual Meeting.  Information regarding such individuals is included in the Company’s proxy statement and Annual Report on Form 10-K previously filed with the Securities and Exchange Commission, and in the proxy statement relating to the Annual Meeting.  Investors may obtain a free copy of the proxy statement and other relevant documents, as well as other materials filed with the Securities and Exchange Commission concerning the Company, at the Securities and Exchange Commission’s website at http://www.sec.gov.  Copies of these materials and other documents also may be obtained at no charge from: Inland Retail Real Estate Trust, Inc., 2901 Butterfield Road, Oak Brook, IL 60523, Attn: Dione McConnell.

Equity Award Plan:

This plan allows for an employee of Inland Retail to be awarded stock shares and/or options.  The purpose of the plan is to provide an incentive to employees to enhance stockholder returns.

Highlights of the plan:

•              Available only to employees of Inland Retail (approximately 150 people)

•              300,000 shares of common stock reserved for Plan (currently – 255 million shares outstanding)

•              Awards must be granted prior to June 2015

•              Board may amend the Plan at any time

Employee Stock Purchase Plan:

This plan allows for employees of Inland Retail to purchase shares of Inland Retail stock on favorable terms and pay for the purchases through periodic payroll deductions all in accordance with current Internal Revenue Service rules and regulations.  The purpose of the plan is to provide employees with an opportunity to have a stake in the success of the company.

Highlights of the plan:

•              Available only to employees of Inland Retail (approximately 150 people)

•              200,000 shares of common stock reserved for Plan (currently -  255 million shares outstanding)

•              Shares available through June 30, 2007

•              Purchase price is 85% of fair market value (currently - $9.1375 per share)

•              Limitations per employee – 5,000 total shares or $25,000 per calendar year

•              Board may amend or suspend Plan at any time